Joint press release
October 27, 2021

BASF and Entegris sign agreement on the sale of Precision Microchemicals business

BASF and Entegris have signed an agreement on the sale of the Precision Microchemicals business to Entegris for $90 million. The transaction includes technologies, intellectual property and trademarks and is expected to be completed by the end of 2021.
The Precision Microchemicals business is part of the Surface Treatment business unit of BASF’s Coatings division, operating under the Chemetall brand. It develops, manufactures, and markets high purity materials, including cleaning chemistries and Chemical Mechanical Planarization (CMP) slurries used in the machining and surface conditioning of electronic materials. The products are primarily used for cleaning and polishing of hard disk drives (HDD) and wide band gap semiconductor (WBGS) ultra-hard surface materials, including silicon carbide (SiC) used in power electronics and advanced communications. This business will be part of the Specialty Chemicals and Engineered Materials (SCEM) Division of Entegris.
“Under the ownership of Entegris – a leading global player in specialty chemicals and advanced materials solutions for the microelectronics industry – the Precision Microchemicals business will be well positioned to realize its full potential,” said Christophe Cazabeau, Senior Vice President, Surface Treatment, BASF.
“The acquisition of BASF’s Precision Microchemicals business adds technical expertise, intellectual property and talent to our broad specialty chemicals portfolio,” said Bertrand Loy, President and CEO of Entegris. “In particular, it will build on our leadership in the CMP slurry market for ultra-hard surface materials, serving some of the fastest growing end-markets globally, including electric vehicles and 5G communications.”
About BASF:
At BASF, we create chemistry for a sustainable future. We combine economic success with environmental protection and social responsibility. More than 110,000 employees in the BASF Group contribute to the success of our customers in nearly all sectors and almost every country in the world. Our portfolio is organized into six segments: Chemicals, Materials, Industrial Solutions, Surface Technologies, Nutrition & Care and Agricultural Solutions. BASF generated sales of €59 billion in 2020. BASF shares are traded on the stock exchange in Frankfurt (BAS) and as American Depositary Receipts (BASFY) in the U.S. Further information at www.basf.com.

About Entegris:
Entegris is a world-class supplier of advanced materials and process solutions for the semiconductor and other high-technology industries. Entegris has approximately 6,600 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service, and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information may be found at www.entegris.com.

Forward-Looking Statements:
This joint press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to the closing of the transaction; future growth of the Precision Microchemicals business; and expected impacts of the transaction, including with respect to Entegris’ relative market position. These statements involve risks and uncertainties, and actual results may differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors and additional information described in Entegris’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Item 1A of Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on February 5, 2021, and in Entegris’ other periodic filings.

Media Relations and Investor Contacts:

BASF Jörg Zumkley Global Communications Coatings +49 2501 14-3453 joerg.zumkley@basf.com
Entegris Bill Seymour V.P. Investor Relations +1 952 556 1844 bill.seymour@entegris.com